Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 2, 2001, included in Kos Pharmaceuticals, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this Form S-8 Registration Statement.

ARTHUR ANDERSEN LLP

Miami, Florida
April 20, 2001